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                                                                    EXHIBIT 99.4


ANGLO-WORLD EDUCATION (UK) LIMITED

AUDITOR'S REPORT TO THE MEMBERS

We have audited the financial statements of Anglo-World Education (UK) Limited on pages 5 to 18 which have been prepared under the accounting policies set out on page 9 and 10.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 3 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially the same as United States Generally Accepted Auditing Standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINIONS

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 1995, 1996 and 1997 and of its profit for each of the three years then ended.


DELOITTE & TOUCHE

Chartered Accountants

Date: 27 July 1998